UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 10, 2026
Date of Report (date of earliest event reported)
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STUBHUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42846 (Commission File Number)	20-2082924 (I.R.S. Employer Identification Number)
175 Greenwich Street, 59th Floor, New York, New York 10007
(Address of principal executive offices and zip code)
(888) 977-5364
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STUB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.
On November 10, 2026, StubHub Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2026, StubHub Holdings, Inc. (the “Company”) announced that Michael Noonan has been appointed to succeed Connie James as Chief Financial Officer, effective as of January 4, 2027 (the “Transition Date”), to serve in that position until his successor is duly elected and qualified. In connection with his appointment, the Company entered into an employment agreement, dated as of November 4, 2026 (the “Employment Agreement”), with Mr. Noonan, setting forth the terms of Mr. Noonan’s employment, as described in more detail below. In addition, in order to facilitate an orderly transition to Mr. Noonan, the Company and Ms. James have mutually agreed that Ms. James will continue to assist the Company as a consultant after the Transition Date. On November 10, 2026, the Company and Ms. James entered into a separation and transition agreement in connection with the termination of her employment and the transition support that Ms. James has agreed to provide following the Transition Date (the “Separation Agreement”), as described in more detail below.
Mr. Noonan, age 57, has served as Chief Financial Officer of Tripadvisor, Inc. since October 2022. Prior to Tripadvisor, from October 2020 to October 2022, Mr. Noonan was the Chief Financial Officer of Noom, Inc., a consumer-focused digital health company. Prior to Noom, from January 2016 to October 2020, Mr. Noonan served as Senior Vice President of Finance for Booking Holdings, Inc., where he led corporate finance activities spanning financial planning, capital budgeting and investor relations. Mr. Noonan’s experience also includes several capital markets positions at RBC Capital Markets, NYSE Euronext, J.P. Morgan, and Bear Stearns & Co. Mr. Noonan holds an MBA from Duke University and a B.A. from Davidson College.
Pursuant to the Employment Agreement, Mr. Noonan will receive an annual base salary of at least $550,000 and a guaranteed annual bonus of $550,000, and, to the extent that, on or prior to March 31, 2027, Mr. Noonan does not receive the full amount of his earned bonus for calendar year 2026 from his prior employer (the “Prior Bonus”), a cash signing bonus of up to $448,000 less the amount of the Prior Bonus actually paid to Mr. Noonan on or prior to March 31, 2027. Mr. Noonan will be eligible to receive (i) an initial grant of restricted stock units (“RSUs”) with a grant date fair value of $3,000,000 and (ii) commencing in 2028, an annual grant of RSUs with a grant date fair value of $3,000,000, each of which will vest monthly for the 12-month period following the grant date, in each case subject to Mr. Noonan’s continued employment with the Company through that date. Mr. Noonan will be entitled to terminate his employment with the Company at any time, provided that Mr. Noonan must provide the Company with at least thirty days written notice of any termination without Good Reason (as defined in the Employment Agreement), and provided further that such notice period may be shortened at the Company’s discretion. Within thirty days of Mr. Noonan’s termination date upon a voluntary termination, the Company will provide Mr. Noonan’s base salary through the termination date, reimbursement in accordance with applicable Company policy of business expenses incurred before the termination date, retirement and medical and life insurance benefits to which he is entitled under the terms of the applicable arrangement and payment of any earned but unpaid annual bonus in respect of the calendar year immediately prior to the calendar year in which the termination date occurs (the “Accrued Obligations”). Upon a termination by the Company for any reason other than Disability or Cause (each as defined in the Employment Agreement), or termination by Mr. Noonan with Good Reason, the Company will pay the Accrued Obligations and, subject to the execution of a general release of claims within 50 days of the termination date, Mr. Noonan will be entitled to: (i) continued payment of his base salary for a period of 12 months after the termination date, (ii) a pro rata portion of his annual bonus (based on the number of days employed during the applicable year), provided that if Mr. Noonan’s employment is terminated by the Company without Cause prior to the six-month anniversary of the Transition Date, he will be entitled to a cash payment of $275,000, (iii) Company-paid COBRA premiums for up to 12 months after the termination date (provided that Mr. Noonan does not become eligible to participate in a new employer’s health care plan during such 12-month period or otherwise ceases to be eligible for COBRA continuation coverage for any reason) and (iv) accelerated vesting of any then-outstanding equity awards that are scheduled to vest during the 12-month period following the termination date. Mr. Noonan will also be reimbursed for up to $15,000 of legal fees in connection with the negotiation and documentation of the Employment Agreement. Mr. Noonan will also sign the Company’s standard confidential information and invention assignment agreement and mutual arbitration agreement. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.

The Company will also enter into its standard indemnification agreement with Mr. Noonan, the form of which is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 5, 2026.
There are no arrangements or understandings between Mr. Noonan and any other person pursuant to which Mr. Noonan was appointed as Chief Financial Officer. There are also no family relationships between Mr. Noonan and any director or executive officer of the Company and no transactions involving the Company and Mr. Noonan (or any immediate family member) that would be required to be reported under Item 404(a) of Regulation S-K.
Pursuant to the Separation Agreement, Ms. James’ employment with the Company will terminate on the Transition Date, following which date the Company will provide Ms. James certain separation benefits in connection with the termination of her employment as follows: (i) a cash payment of $1 million paid in substantially equal installments over 12 months, (ii) in lieu of a cash payment of Ms. James’ 2026 annual bonus, a grant of immediately vested RSUs with a grant date fair value of $1,250,000, (iii) a pro-rata portion of Ms. James’ 2027 annual bonus, payable in cash, (iv) payment of COBRA premiums for up to nine months, (v) full accelerated vesting of all RSUs granted pursuant to the grant agreement dated August 28, 2023, and two quarters of accelerated vesting of all other RSUs previously granted to Ms. James, and (vi) continued vesting of all other equity awards to the extent provided in the applicable award agreement. Commencing on the Transition Date and continuing until June 30, 2027, Ms. James will provide consulting services as reasonably requested by the Company, for which the Company will pay Ms. James an aggregate cash consulting fee of $71,506.85. Ms. James will also be entitled to reimbursement of up to $15,000 of legal fees in connection with the negotiation and documentation of the Separation Agreement and to a discretionary transition bonus, to be paid by the Company in the form of a grant of 180,000 RSUs, which will vest in full on April 15, 2027. Ms. James’ separation benefits are conditioned on her execution and non-revocation of a general release of claims in favor of the Company with 50 days of each of (i) the date of the Separation Agreement and (ii) the Transition Date, and the continued compliance with certain restrictive covenant obligations, including a non-disparagement covenant.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.
Item 7.01. Regulation FD Disclosure.
On November 10, 2026, the Company issued a press release announcing the Chief Financial Officer transition. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release dated November 10, 2026, regarding earnings
99.2	Press release dated November 10, 2026, regarding CFO transition
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUBHUB HOLDINGS, INC.

Date: November 10, 2026	By:	/s/ Connie James
Connie James
Chief Financial Officer